Exhibit 99.2

Legacy at Jones Farm, Huntsville, AL

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION

Q3 2021

NYSE: IRT

WWW.IRTLIVING.COM

TABLE OF CONTENTS

Company Information	3

Forward-Looking Statements	4

Earnings Release Text	6

Financial & Operating Highlights	13

Balance Sheets	14

Statements of Operations, FFO & CORE FFO
Trailing Five Quarters	15
Three and Nine Months Ended September 30, 2021 and 2020	16

Adjusted EBITDA Reconciliations and Coverage Ratio
Trailing Five Quarters	17
Three and Nine Months Ended September 30, 2021 and 2020	17

Same-Store Portfolio Net Operating Income
Trailing Five Quarters	18
Three and Nine Months Ended September 30, 2021 and 2020	19

Net Operating Income Bridge	20

Same-Store Portfolio Net Operating Income by Market Three Months Ended September 30, 2021 and 2020	21
Nine Months Ended September 30, 2021 and 2020	22

Total Portfolio NOI Exposure by Market	23

Value Add Summary	24

Capital Recycling Activity	26

Debt Summary	27

Debt Covenant & Unencumbered Asset Statistics	28

Definitions	29

Independence Realty Trust

September 30, 2021

Company Information:

Independence Realty Trust, Inc. (NYSE: IRT) is a real estate investment trust that owns and operates multifamily apartment properties across non-gateway U.S. markets, including Atlanta, Dallas, Louisville, Memphis, Raleigh and Tampa. IRT’s investment strategy is focused on gaining scale within key amenity rich submarkets that offer good school districts, high-quality retail and major employment centers. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on the Company’s website at www.irtliving.com.

Corporate Headquarters	1835 Market Street, Suite 2601
Philadelphia, PA 19103
267.270.4800

Trading Symbol	NYSE: “IRT”

Investor Relations Contact	Edelman Financial Communications & Capital Markets
Ted McHugh and Lauren Torres
917-365-7979
IRT@edelman.com

Forward-Looking Statements

This supplemental information contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. These forward-looking statements include, without limitation, our expectations with respect to our 2021 earnings and CFFO, capital allocations, including as to the timing and amount of future dividends, and anticipated benefits of our announced merger transaction with Steadfast Apartment REIT, Inc. (“STAR”). Such forward-looking statements involve risks, uncertainties, estimates and assumptions and our actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and not within our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Risks and uncertainties that might cause our future actual results and/or future dividends to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks related to the impact of COVID-19 and other potential future outbreaks of infectious diseases on our financial condition, results of operations, cash flows and performance and those of our residents as well as on the economy and real estate and financial markets; changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could limit our ability to lease units or increase rents or that could lead to declines in occupancy and rent levels; uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; inability of tenants to meet their rent and other lease obligations and charge-offs in excess of our allowance for bad debt; legislative restrictions that may delay or limit collections of past due rents; risks endemic to real estate and the real estate industry generally; impairment charges; the effects of natural and other disasters; delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives; the structure, timing and completion of our announced merger transaction with STAR and any effects of the announcement, pendency or completion of the merger, including failure to realize the cost savings, synergies and other benefits expected to result from the merger; the ability to successfully integrate the IRT and STAR businesses; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including failure to receive required stockholder approvals; the risk that the parties may not be able to satisfy the conditions to the merger in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the announced merger transaction; the risk that the merger and its announcement could have an adverse effect on our ability to retain and hire key personnel and maintain relationships with our customers and suppliers, and on our operating results and businesses generally; unexpected costs of REIT qualification compliance; unexpected changes in our intention or ability to repay certain debt prior to maturity; inability to sell certain assets within the time frames or at the pricing levels expected; costs and disruptions as the result of a cybersecurity incident or other technology disruption; and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2020, our subsequently filed quarterly reports on Form 10-Q and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law. In addition, the declaration of dividends on our common stock is subject to the discretion of our Board of Directors and depends upon a broad range of factors, including our results of operations, financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code of 1986, as amended, applicable legal requirements and such other factors as our Board of Directors may from time to time deem relevant. For these reasons, as well as others, there can be no assurance that dividends in the future will be equal or similar to the amount of the quarterly dividend described in this press release.

Additional Information and Where to Find It

In connection with its announced merger transaction with STAR, IRT filed with the SEC a registration statement on Form S-4 to register the shares of IRT Common Stock to be issued in connection with the proposed merger transaction.  The registration statement was declared effective by the SEC on September 29, 2021, and includes a joint proxy statement/prospectus which was sent to the stockholders of IRT and the stockholders of STAR. INVESTORS AND SECURITY HOLDERS OF IRT AND STAR ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders are able to obtain free copies of these documents and other documents filed with the SEC by IRT and/or STAR through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by IRT are available free of charge on IRT’s internet website at http://www.irtliving.com or by contacting IRT’s Investor Relations Department by email at IRT@edelman.com or by phone at +1-917-365-7979. Copies of the documents filed with the SEC by STAR are available free of charge on STAR’s internet website at http://www.steadfastliving.com or by contacting STAR’s Investor Relations Department by phone at +1-888-223-9951.

Participants in Solicitation

IRT, STAR, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the announced merger transaction. Information about the directors and executive officers of IRT is set forth in its Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on February 18, 2021, and its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on March 29, 2021. Information about the directors and executive officers of STAR is set forth in its Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on March 12, 2021, and in its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on June 14, 2021. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Independence Realty Trust Announces Third Quarter 2021 Financial Results & Updates Full Year 2021 Guidance

PHILADELPHIA – (BUSINESS WIRE) – October 27, 2021 — Independence Realty Trust, Inc. (“IRT”) (NYSE: IRT), a multifamily apartment REIT, today announced its third quarter 2021 financial results.

Third Quarter Highlights

•

On July 26, 2021, IRT announced that it reached a definitive agreement to merge with Steadfast Apartment REIT, Inc. (“STAR”), creating a leading multifamily REIT focused on the high-growth U.S. Sunbelt region. The transaction is expected to close in mid-December 2021, following a stockholder vote scheduled for December 13, 2021, and we are on track to deliver the $28 million in annual synergies and immediate 11% accretion to Core Funds from Operations.

•

Net income available to common shares of $11.5 million for the quarter ended September 30, 2021 compared to $1.1 million for the quarter ended September 30, 2020.  Earnings per diluted share of $0.11 for the quarter ended September 30, 2021 compared to $0.01 for the quarter ended September 30, 2020.

•	Same store net operating income (“NOI”) growth of 14.7% for the quarter ended September 30, 2021 compared to the quarter ended September 30, 2020.

•

Core Funds from Operations (“CFFO”) of $22.7 million for the quarter ended September 30, 2021 compared to $18.2 million for the quarter ended September 30, 2020. CFFO per share was $0.21 for the third quarter of 2021, as compared to $0.19 for the third quarter of 2020.

•	Adjusted EBITDA of $31.4 million for the quarter ended September 30, 2021 compared to $27.1 million for the quarter ended September 30, 2020.

•	Increased full year 2021 same store NOI guidance to a midpoint of 10.25% and full year 2021 CFFO guidance to a midpoint of $0.81 per share.

Included later in this press release are definitions of NOI, CFFO, Adjusted EBITDA and other Non-GAAP financial measures and reconciliations of such measures to their most comparable financial measures as calculated and presented in accordance with GAAP.

Management Commentary

“The combination of favorable macro trends across our core markets and the execution of our growth initiatives continues to yield impressive returns,” said Scott Schaeffer, Chairman and CEO of IRT. “We delivered a 14.7% year-over-year increase in third quarter same store NOI, with our occupancy rate up 220 basis points to 96% and our average rental rate increasing 7.3% on a year-over-year basis. As we look forward, our ability to maintain occupancy, drive rental rates, and advance our value add program gives us confidence that we can continue to unlock value within our portfolio. We are also focused on the integration of the planned merger with STAR and are excited about the growth potential of our combined business.”

Same Store Property Operating Results

	Third Quarter 2021 Compared to Third Quarter 2020(1)	Nine Months Ended 9/30/21 Compared to Nine Months Ended 9/30/20
Rental and other property revenue	9.4% increase	7.8% increase
Property operating expenses	1.7% increase	4.4% increase
Net operating income (“NOI”)	14.7% increase	10.1% increase
Portfolio average occupancy	220 bps increase to 96.0%	270 bps increase to 95.6%
Portfolio average rental rate	7.3% increase to $1,227	4.6% increase to $1,190
NOI Margin	290 bps increase to 62.2%	130 bps increase to 61.7%

(1)	Same store portfolio for the three months ended September 30, 2021 includes 47 properties, which represent 12,838 units.

Same Store Property Operating Results, Excluding Value Add

The same store portfolio results below exclude 13 communities that are both part of the same store portfolio and were actively undergoing Value Add renovations during the three months ended September 30, 2021.

	Third Quarter 2021 Compared to Third Quarter 2020(1)	Nine Months Ended 9/30/21 Compared to Nine Months Ended 9/30/20(1)
Rental and other property revenue	8.3% increase	6.1% increase
Property operating expenses	1.6% increase	4.5% increase
Net operating income (“NOI”)	12.8% increase	7.1% increase
Portfolio average occupancy	230 bps increase to 96.4%	250 bps increase to 96.1%
Portfolio average rental rate	6.3% increase to $1,219	3.3% increase to $1,186
NOI Margin	250 bps increase to 61.6%	60 bps increase to 61.5%

(1)	Same store portfolio, excluding value add, for the three months ended September 30, 2021 includes 34 properties, which represent 8,908 units.

COVID-19 Metrics (1)(2)

Rent collections	3Q 2021	3Q 2020	2Q 2021
Rent collected for the period presented, as a percentage of rent billed (3)	98.4%	99.7%	99.4%

(1)	Dollar amounts in thousands. All metrics presented are for our total portfolio in the period presented.
(2)	All metrics are based on our internal data, which management uses to monitor property performance on a daily or weekly basis.
(3)

Rent collected as a percentage of rent billed includes rent deferred under any deferred payment plans that may have been offered in the period presented. Deferred payment plans were offered to residents in 2020 and early 2021 to allow residents to defer a portion of their monthly rent for one or more months or to repay over time past-due rent which was unpaid due to a COVID-related financial hardship. As of September 30, 2021, there were no active deferred payment plans outstanding.

As a result of the COVID-19 pandemic, we recorded a provision for bad debts of $122,000 in the third quarter of 2021. The table below presents additional details on the components of bad debt:

Components of Bad Debt (1)	3Q 2021		3Q 2020		2Q 2021
	Amount	Percentage	Amount	Percentage	Amount	Percentage
Charge-offs, net	$534	0.9%	$260	0.5%	$512	0.9%
Provision for bad debt	$122	0.2%	$80	0.1%	$78	0.1%
Net bad debt	$656	1.1%	$340	0.6%	$590	1.0%

(1)

Dollar amounts are in thousands and percentages are as a percentage of total rental and other property income. Bad debt is recorded as a reduction to rental and other property revenue in our consolidated statements of operations.

Operating statistics	October 2021	October 2020	3Q 2021
Rent collected for the period presented, as a percentage of rent billed (1)	95.9%	99.5%	98.4%
Total portfolio average occupancy	96.2%	94.9%	96.1%
Total portfolio average effective monthly rent per unit	$1,217	$1,120	$1,212
Resident retention rate	52.7%	47.5%	60.3%

(1)	Rent collected as a percentage of rent billed includes rent deferred under any deferred payment plans that may have been offered in the period presented.

Lease-Over-Lease Effective Rent Growth (1)

The table below depicts lease-over-lease effective rent growth for all new and renewal leases entered into during the respective periods for the 47-property same store portfolio.

Lease Type	3Q 2021	4Q 2021(2)
New Leases	19.8%	24.1%
Renewal Leases	5.0%	9.4%
Total	10.5%	14.2%

(1)

Lease-over-lease effective rent growth represents the change in effective monthly rent, as adjusted for concessions, for each unit that had a prior lease and current lease that are for a term of 9-13 months.

(2)	For new leases and renewals commencing during 4Q 2021 that were signed as of October 25, 2021.

Value Add Program

We completed renovations on 330 units during the quarter ended September 30, 2021. From inception of our value add program in January 2018 through September 30, 2021, we completed renovations on 4,419 units, achieving a return on investment of 17.6% (19.8% on interior renovation costs) and an average monthly rental increase of 19.3%.

In addition, we announced that five new properties have been added to our value add program with renovations expected to begin in 2022. The five properties are comprised of 1,295 units and we expect to achieve returns on investment at these properties consistent with prior value add projects.

Capital Recycling

In the third quarter of 2021, we continued our capital recycling activity in support of our ongoing initiative to establish and grow our presence in markets where we see long-term growth opportunities and reevaluate those that may not be attractive long-term investments.

Acquisitions/Joint Venture:

•

Joint Venture in Nashville, TN: On September 3, 2021, we closed on a joint venture for the development of three communities totaling 504-units with our JV partner that is managing construction and is expected be completed in the first half of 2022. IRT’s investment is expected to total $14.4 million.

Dispositions/Property Held for Sale:

•	Kings Landing in St. Louis, MO: We sold this property on July 28, 2021 and recognized a gain on disposition of $11.5 million.
•

Plan to dispose of six assets: In connection with our merger with Steadfast Apartment REIT, we plan to sell Crestmont (228 units) and Creekside Corners (444 units) in Georgia, Riverchase (216 units) in Indiana, Haverford Place (160 units) in Kentucky, and Heritage Park (453 units) and Raindance (504 units) in Oklahoma. Proceeds from these sales will be used to repay debt of the combined company.

Capital Expenditures

For the three months ended September 30, 2021, recurring capital expenditures for the total portfolio were $1.9 million, or $118 per unit. For the nine months ended September 30, 2021, recurring capital expenditures for the total portfolio were $4.8 million, or $307 per unit.

Distributions

On September 13, 2020, our Board of Directors declared a quarterly cash dividend of $0.12 per share of our common stock, which was paid on October 22, 2021 to stockholders of record at the close of business on October 1, 2021.

2021 EPS and CFFO Guidance

Given portfolio performance during the quarter ended September 30, 2021, IRT is updating its 2021 full year EPS and CFFO guidance.

	Previous Guidance		Current Guidance
2021 Full Year EPS and CFFO Guidance (1)(2)	Low	High	Low	High
Earnings (loss) per share	$0.09	$0.11	$0.18	$0.23
Adjustments:
Depreciation and amortization	0.67	0.67	0.65	0.65
Gains on sale of real estate assets (3)	0.00	0.00	(0.83)	(0.86)
Merger and integration costs (4)	0.00	0.00	0.80	0.80
Core FFO per share allocated to common shareholders	$0.76	$0.78	$0.80	$0.82

(1)

This guidance, including the underlying assumptions presented in the table below, constitutes forward-looking information. Actual full year 2021 EPS and CFFO could vary significantly from the projections presented. See “Forward-Looking Statements” below. Our guidance is based on the key guidance assumptions detailed below.

(2)	Per share guidance is based on 105.0 million weighted average shares and units outstanding, which excludes the impact of shares issued in conjunction with the STAR merger.
(3)	Current guidance for gains on sale of real estate assets assumes the sale of Kings Landing plus two of the properties identified as held for sale as of September 30, 2021.
(4)

Merger and integration costs incurred to date primarily consist of advisory fees, attorney fees, accountant fees, and SEC filing fees related to our merger with Steadfast Apartment REIT. We expect additional such merger and integration costs to be incurred during 4Q 2021 in addition to severance and debt prepayment penalty related costs that are expected in conjunction with the closing of the merger.

2021 Guidance Assumptions

Our key guidance assumptions for 2021 are enumerated below and our guidance does not give effect to the announced merger between us and Steadfast Apartment REIT, Inc. (“STAR”), merger-related transaction expenses or any equity offerings. We expect the merger with STAR to close in mid-December and, therefore, the impact to our full year 2021 guidance is not expected to be significant.

Same Store Communities	Previous 2021 Outlook	Current 2021 Outlook
Number of properties/units	53 properties / 14,843 units	47 properties / 12,838 units (5)
Property revenue growth	5.25% to 6.0%	7.25% to 7.75%
Controllable property operating expense growth	2.5% to 3.0%	4.0% to 4.5%
Real estate tax and insurance expense increase	4.0% to 5.0%	0.0% to 1.0%
Total real estate operating expense growth	3.0% to 4.0%	2.5% to 3.0%
Property NOI growth	6.5% to 7.5%	9.75% to 10.75%

Corporate Expenses (including stock compensation)
General and administrative expenses	$17.0 to $18.0 million	$18.0 to $18.5 million
Property management expenses	$8.25 to $8.75 million	$8.25 to $8.75 million

Interest expense (including amortization of deferred financing costs)	$34.0 to $35.0 million	$34.0 to $34.5 million

Transaction/Investment Volume
Acquisition volume	$100 million to $200 million	No additional acquisitions (6)
Disposition volume	$40 million to $100 million	$170 million to $180 million (6)

Capital Expenditures
Recurring	$7.0 to $7.5 million	$6.5 to $7.0 million
Value add & non-recurring	$28.5 to $32.5 million	$28.0 to $30.0 million

(5)	Number of same store communities reduced for the six assets held for sale as of September 30, 2021.
(6)

Current 2021 outlook for acquisition volume excludes the STAR merger while disposition volume includes the Kings Landing sale and assumes two of the properties identified as held for sale as of September 30, 2021 are also sold during 2021.

Selected Financial Information

See the schedules at the end of this earnings release for selected financial information for IRT.

Non-GAAP Financial Measures and Definitions

We disclose the following non-GAAP financial measures in this earnings release: FFO, CFFO, NOI and Adjusted EBITDA. Included at the end of this release are definitions of these non-GAAP financial measures and a reconciliation of our reported net income to our FFO and CFFO, a reconciliation of our same store NOI to our reported net income, a reconciliation of our reported net income to our Adjusted EBITDA, and management’s rationales for the usefulness of each of these and other non-GAAP financial measures used in this release.

Conference Call

All interested parties can listen to the live conference call webcast at 9:00 AM ET on Thursday, October 28, 2021 from the investor relations section of the IRT website at www.irtliving.com or by dialing 1.833.789.1330. For those who are not available to listen to the live call, the replay will be available shortly following the live call from the investor relations section of IRT’s website and telephonically until Thursday, November 4, 2021 by dialing 1.800.585.8367, access code 7818225.

Supplemental Information

We produce supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same store information and other useful information for investors. The supplemental information is available via our website, www.irtliving.com, through the "Investor Relations" section.

About Independence Realty Trust, Inc.

Independence Realty Trust, Inc. (NYSE: IRT) is a real estate investment trust that owns and operates multifamily apartment properties across non-gateway U.S. markets, including Atlanta, Dallas, Louisville, Memphis, Raleigh and Tampa. IRT’s investment strategy is focused on gaining scale within key amenity rich submarkets that offer good school districts, high-quality retail and major employment centers. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on IRT’s website at www.irtliving.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. These forward-looking statements include, without limitation, our expectations with respect to our 2021 earnings and CFFO, capital allocations, including as to the timing and amount of future dividends, and anticipated benefits of our announced merger transaction with Steadfast Apartment REIT, Inc. (“STAR”). Such forward-looking statements involve risks, uncertainties, estimates and assumptions and our actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and not within our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Risks and uncertainties that might cause our future actual results and/or future dividends to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks related to the impact of COVID-19 and other potential future outbreaks of infectious diseases on our financial condition, results of operations, cash flows and performance and those of our residents as well as on the economy and real estate and financial markets; changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could limit our ability to lease units or increase rents or that could lead to declines in occupancy and rent levels; uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; inability of tenants to meet their rent and other lease obligations and charge-offs in excess of our allowance for bad debt; legislative restrictions that may delay or limit collections of past due rents; risks endemic to real estate and the real estate industry generally; impairment charges; the effects of natural and other disasters; delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives; the structure, timing and completion of our announced merger transaction with STAR and any effects of the announcement, pendency or completion of the merger, including failure to realize the cost savings, synergies and other benefits expected to result from the merger; the ability to successfully integrate the IRT and STAR businesses; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including failure to receive required stockholder approvals; the risk that the parties may not be able to satisfy the conditions to the merger in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the announced merger transaction; the risk that the merger and its announcement could have an adverse effect on our ability to retain and hire key personnel and maintain relationships with our customers and suppliers, and on our operating results and businesses generally; unexpected costs of REIT qualification compliance; unexpected changes in our intention or ability to repay certain debt prior to maturity; inability to sell certain assets within the time frames or at the pricing levels expected; costs and disruptions as the result of a cybersecurity incident or other technology disruption; and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2020, our subsequently filed quarterly reports on Form 10-Q and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law. In addition, the declaration of dividends on our common stock is subject to the discretion of our Board of Directors and depends upon a broad range of factors, including our results of operations, financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code of 1986, as amended, applicable legal requirements and such other factors as our Board of Directors may from time to time deem relevant. For these reasons, as well as others, there can be no assurance that dividends in the future will be equal or similar to the amount of the quarterly dividend described in this press release.

Additional Information and Where to Find It

In connection with its announced merger transaction with STAR, IRT filed with the SEC a registration statement on Form S-4 to register the shares of IRT Common Stock to be issued in connection with the proposed merger transaction.  The registration statement was declared effective by the SEC on September 29, 2021, and includes a joint proxy statement/prospectus which was sent to the stockholders of IRT and the stockholders of STAR. INVESTORS AND SECURITY HOLDERS OF IRT AND STAR ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders are able to obtain free copies of these documents and other documents filed with the SEC by IRT and/or STAR through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by IRT are available free of charge on IRT’s internet website at http://www.irtliving.com or by contacting IRT’s Investor Relations Department by email at IRT@edelman.com or by phone at +1-917-365-7979. Copies of the documents filed with the SEC by STAR are available free of charge on STAR’s internet website at http://www.steadfastliving.com or by contacting STAR’s Investor Relations Department by phone at +1-888-223-9951.

Participants in Solicitation

IRT, STAR, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the announced merger transaction. Information about the directors and executive officers of IRT is set forth in its Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on February 18, 2021, and its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on March 29, 2021. Information about the directors and executive officers of STAR is set forth in its Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on March 12, 2021, and in its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on June 14, 2021. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Independence Realty Trust, Inc. Contact

Edelman Financial Communications & Capital Markets

Ted McHugh and Lauren Torres

917-365-7979

IRT@edelman.com

FINANCIAL & OPERATING HIGHLIGHTS

Dollars in thousands, except per share data

	For the Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Selected Financial Information:
Operating Statistics:
Net income available to common shares	$11,502	$3,386	$1,086	$13,261	$1,090
Earnings (loss) per share -- diluted	$0.11	0.03	$0.01	$0.14	$0.01
Rental and other property revenue	$60,592	$57,286	$54,811	$53,923	$54,001
Property operating expenses	$23,164	$22,298	$20,838	$20,138	$22,129
Net operating income	$37,428	$34,988	$33,973	$33,785	$31,872
NOI margin	61.8%	61.1%	62.0%	62.7%	59.0%
Adjusted EBITDA	$31,432	$28,729	$26,389	$28,534	$27,081
CORE FFO per share (c)	$0.21	$0.20	$0.18	$0.22	$0.20
Dividends per share	$0.12	$0.12	$0.12	$0.12	$0.12
CORE FFO payout ratio	57.1%	60.0%	66.7%	54.5%	60.0%
Portfolio Data:
Total gross assets	$2,114,743	$2,133,021	$1,970,979	$1,962,895	$1,920,513
Total number of properties	57	58	56	56	58
Total units	16,109	16,261	15,667	15,667	15,805
Period end occupancy	96.0%	95.6%	95.5%	95.3%	94.4%
Total portfolio average occupancy	96.1%	95.9%	95.4%	95.0%	94.1%
Total portfolio average effective monthly rent, per unit	$1,212	$1,171	$1,142	$1,136	$1,118
Same store period end occupancy (a)	95.8%	95.4%	95.2%	95.1%	94.1%
Same store portfolio average occupancy (a)	96.0%	95.9%	95.1%	94.8%	93.8%
Same store portfolio average effective monthly rent, per unit (a)	$1,227	$1,183	$1,161	$1,154	$1,143
Capitalization:
Total debt (d)	$996,270	$1,036,841	$947,631	$945,686	$1,004,237
Common share price, period end	$20.35	$18.23	$15.20	$13.43	$11.59
Market equity capitalization	$2,150,162	$1,926,218	$1,561,165	$1,376,283	$1,107,144
Total market capitalization	$3,146,432	$2,963,059	$2,508,796	$2,321,969	$2,111,381
Total debt/total gross assets	47.1%	48.6%	48.1%	48.2%	52.4%
Net debt to Adjusted EBITDA (pro forma) (b)	8.2x	8.5x	8.2x	8.2x	9.1x
Interest coverage	3.6x	3.4x	3.1x	3.2x	3.0x
Common shares and OP Units:
Shares outstanding	105,106,714	105,109,649	102,033,733	101,803,762	94,823,806
OP units outstanding	552,360	552,360	674,515	674,517	701,986
Common shares and OP units outstanding	105,659,074	105,662,009	102,708,248	102,478,278	95,525,792
Weighted average common shares and units	107,094,044	102,584,809	102,353,380	95,529,788	95,227,176
(a)	Same store portfolio consists of 47 properties, which represent 12,838 units.
(b)

Reflects pro forma net debt to Adjusted EBITDA for each period presented, which includes adjustments for the timing of acquisitions, the full quarter effect of current value add initiatives, the completion of capital recycling activities including paydown of associated indebtedness, and the normalization of items impacting quarterly EBITDA. Actual net debt to Adjusted EBITDA for the five quarters ended September 30, 2021 was 8.0x, 9.1x, 8.9x, 8.3x, and 9.3x, respectively.

(c)	Reflects adjustment to prior periods to conform to our current definition of CFFO. See our definition of CFFO for additional discussion.
(d)	Includes indebtedness associated with real estate held for sale

BALANCE SHEETS

Dollars in thousands, except per share data

	As of
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Assets:
Investments in real estate at cost	$1,904,760	$2,035,988	$1,922,071	$1,916,770	$1,815,754
Less: accumulated depreciation	(223,244)	(231,866)	(223,187)	(208,618)	(194,644)
Investments in real estate, net	1,681,516	1,804,122	1,698,884	1,708,152	1,621,110
Real estate held for sale	120,409	27,910	—	—	49,264
Cash and cash equivalents	8,720	7,566	8,653	8,751	9,891
Restricted cash	6,138	6,441	4,449	4,864	7,218
Investment in unconsolidated real estate entities	13,561	10,205	—	—	—
Other assets	15,053	17,311	12,824	12,338	12,945
Derivative assets	1,168	853	2,810	—	—
Intangible assets, net	346	714	396	792	—
Total assets	$1,846,911	$1,875,122	$1,728,016	$1,734,897	$1,700,428
Liabilities and Equity:
Indebtedness, net	$996,270	$1,036,841	$947,631	$945,686	$1,004,237
Indebtedness associated with real estate held for sale, net	22,459	19,622	—	—	—
Accounts payable and accrued expenses	39,593	30,530	24,535	25,416	34,319
Accrued interest payable	1,708	1,909	1,888	1,976	1,888
Dividends payable	12,648	12,648	12,293	12,257	11,449
Derivative liabilities	17,492	19,386	19,540	29,842	33,453
Other liabilities	6,756	6,903	6,991	6,949	6,736
Total liabilities	1,096,926	1,127,839	1,012,878	1,022,126	1,092,082
Equity:
Shareholders' Equity:
Preferred shares, $0.01 par value per share	—	—	—	—	—
Common shares, $0.01 par value per share	1,051	1,051	1,018	1,018	948
Additional paid in capital	965,018	963,754	920,042	919,615	820,105
Accumulated other comprehensive income (loss)	(19,507)	(22,011)	(20,497)	(33,822)	(37,688)
Retained earnings (deficit)	(200,429)	(199,350)	(190,151)	(178,751)	(179,834)
Total shareholders' equity	746,133	743,444	710,412	708,060	603,531
Noncontrolling Interests	3,852	3,839	4,726	4,711	4,815
Total equity	749,985	747,283	715,138	712,771	608,346
Total liabilities and equity	$1,846,911	$1,875,122	$1,728,016	$1,734,897	$1,700,428

STATEMENTS OF OPERATIONS, FFO & CORE FFO

TRAILING FIVE QUARTERS

Dollars in thousands, except per share data

	For the Three-Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Revenue:
Rental and other property revenue	$60,592	$57,286	$54,811	$53,923	$54,001
Other revenue	188	158	301	165	199
Total revenue	60,780	57,444	55,112	54,088	54,200
Expenses:
Property operating expenses	23,164	22,298	20,838	20,138	22,129
Property management expenses	2,199	2,176	1,943	2,183	2,078
General and administrative expenses (a)	3,985	4,241	5,942	3,233	2,912
Depreciation and amortization expense	17,384	16,763	16,552	15,396	15,232
Casualty losses	—	—	359	300	—
Total expenses	46,732	45,478	45,634	41,250	42,351
Interest expense	(8,700)	(8,559)	(8,385)	(8,872)	(8,917)
Gain on sale (loss on impairment) of real estate assets, net	11,492	—	—	9,394	(1,840)
Merger and integration costs	(5,276)	—	—	—	—
Net income (loss)	11,564	3,407	1,093	13,360	1,092
(Income) loss allocated to noncontrolling interests	(62)	(21)	(7)	(99)	(2)
Net income (loss) available to common shares	$11,502	$3,386	$1,086	$13,261	$1,090
EPS - basic	$0.11	$0.03	$0.01	$0.14	$0.01
Weighted-average shares outstanding - Basic	104,918,674	102,023,204	101,678,865	94,846,369	94,456,987
EPS - diluted	$0.11	$0.03	$0.01	$0.14	$0.01
Weighted-average shares outstanding - Diluted	107,668,675	102,923,924	102,763,106	95,876,357	95,222,623
Funds From Operations (FFO):
Net Income (loss)	$11,564	$3,407	$1,093	$13,360	$1,092
Add-Back (Deduct):
Real estate depreciation and amortization	17,263	16,683	16,472	15,316	15,155
Loss on impairment (gain on sale) of real estate assets, net	(11,788)	—	—	(9,394)	1,840
FFO	$17,039	$20,090	$17,565	$19,282	$18,087
FFO per share	$0.16	$0.20	$0.17	$0.20	$0.19
CORE Funds From Operations (CFFO): (b)
FFO	$17,039	$20,090	$17,565	$19,282	$18,087
Add-Back (Deduct):
Other depreciation and amortization	121	80	80	80	77
Merger and integration costs	5,276	—	—	—	—
Prepayment penalties on asset dispositions	295	—	—	—	—
Casualty losses	—	—	359	300	—
CFFO	$22,731	$20,170	$18,004	$19,662	$18,164
CFFO per share	$0.21	$0.20	$0.18	$0.21	$0.19
Weighted-average shares and units outstanding	107,094,044	102,584,809	102,353,380	95,529,788	95,227,176

(a)	Included in the three-months ended March 31, 2021 is $2.1 million of stock compensation expense recorded with respect to stock awards granted during the period to retirement eligible employees.
(b)	Reflects adjustment to prior periods to conform to our current definition of CFFO. See our definition of CFFO for additional discussion.

STATEMENTS OF OPERATIONS, FFO & CORE FFO

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021 and 2020

Dollars in thousands, except per share data

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue:
Rental and other property revenue	$60,592	$54,001	$172,689	$157,244
Other revenue	188	199	647	574
Total revenue	60,780	54,200	173,336	157,818
Expenses:
Property operating expenses	23,164	22,129	66,300	62,840
Property management expenses	2,199	2,078	6,318	6,311
General and administrative expenses (a)	3,985	2,912	14,168	11,862
Depreciation and amortization expense	17,384	15,232	50,699	45,291
Abandoned deal costs	—	—	—	130
Casualty losses	—	—	359	411
Total expenses	46,732	42,351	137,844	126,845
Interest expense	(8,700)	(8,917)	(25,644)	(27,616)
Gain on sale (loss on impairment) of real estate assets, net	11,492	(1,840)	11,492	(1,840)
Merger and integration costs	(5,276)	—	(5,276)	—
Net income (loss)	11,564	1,092	16,064	1,517
(Income) loss allocated to noncontrolling interests	(62)	(2)	(90)	(10)
Net income (loss) available to common shares	$11,502	$1,090	$15,974	$1,507
EPS - basic	$0.11	$0.01	$0.16	$0.02
Weighted-average shares outstanding - Basic	104,918,674	94,456,987	102,882,723	93,261,757
EPS - diluted	$0.11	$0.01	$0.15	$0.02
Weighted-average shares outstanding - Diluted	107,668,675	95,222,623	104,062,661	94,099,091

Funds From Operations (FFO):
Net Income (loss)	$11,564	$1,092	$16,064	$1,517
Adjustments:
Real estate depreciation and amortization	17,263	15,155	50,418	45,036
Net loss on impairment (gain on sale) of real estate assets excluding debt extinguishment costs	(11,788)	1,840	(11,788)	1,840
Funds From Operations	$17,039	$18,087	$54,694	$48,393
FFO per share	$0.16	$0.19	$0.53	$0.51
Core Funds From Operations (CFFO): (b)
Funds From Operations	$17,039	$18,087	$54,694	$48,393
Adjustments:
Other depreciation and amortization	121	77	281	225
Abandoned deal costs	—	—	—	130
Merger and integration costs	5,276	—	5,276	—
Prepayment penalties on asset dispositions	295	—	295	—
Casualty losses	—	—	359	411
Core Funds From Operations	$22,731	$18,164	$60,905	$49,159
CFFO per share	$0.21	$0.19	$0.59	$0.52
Weighted-average shares and units outstanding	107,094,044	95,227,176	103,511,115	94,061,963
(a)	Included in the three-months ended March 31, 2021 is $2.1 million of stock compensation expense recorded with respect to stock awards granted during the period to retirement eligible employees.
(b)	Reflects adjustment to prior periods to conform to our current definition of CFFO. See our definition of CFFO for additional discussion.

ADJUSTED EBITDA RECONCILIATION AND COVERAGE RATIO

Dollars in thousands

	Three Months Ended
ADJUSTED EBITDA:	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Net income (loss)	$11,844	$3,407	$1,093	$13,360	$1,092
Add-Back (Deduct):
Depreciation and amortization	17,384	16,763	16,552	15,396	15,232
Interest expense	8,700	8,559	8,385	8,872	8,917
Net loss on impairment (gain on sale) of real estate assets	(11,492)	—	—	(9,394)	1,840
Merger and integration costs	5,276	—	—	—	—
Casualty losses	—	—	359	300	—
Adjusted EBITDA	$31,712	$28,729	$26,389	$28,534	$27,081

INTEREST COST:
Interest expense	$8,700	$8,559	$8,385	$8,872	$8,917

INTEREST COVERAGE:	3.6x	3.4x	3.1x	3.2x	3.0x

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
ADJUSTED EBITDA:	2021	2020	2021	2020
Net income (loss)	$11,844	$1,092	$16,344	$1,517
Add-Back (Deduct):
Depreciation and amortization	17,384	15,232	50,699	45,291
Interest expense	8,700	8,917	25,644	27,616
Net loss on impairment (gain on sale) of real estate assets	(11,492)	1,840	(11,492)	1,840
Merger and integration costs	5,276	—	5,276	—
Abandoned deal costs	—	—	—	130
Casualty losses	—	—	359	411
Adjusted EBITDA	$31,712	$27,081	$86,830	$76,805

INTEREST COST:
Interest expense	$8,700	$8,917	$25,644	$27,616

INTEREST COVERAGE:	3.6x	3.0x	3.4x	2.6x

SAME STORE PORTFOLIO NET OPERATING INCOME

TRAILING FIVE QUARTERS

Dollars in thousands, except per unit data

	For the Three-Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Revenue:
Rental and other property revenue	$48,942	$47,251	$45,574	$45,169	$44,734
Property Operating Expenses:
Real estate taxes	5,384	5,947	5,871	5,486	5,778
Property insurance	1,107	1,078	1,036	1,039	1,019
Personnel expenses	4,434	4,197	3,876	3,965	4,293
Utilities	2,584	2,270	2,509	2,320	2,505
Repairs and maintenance	2,124	1,996	1,431	1,353	1,815
Contract services	1,894	1,895	1,776	1,758	1,814
Advertising expenses	474	488	453	407	502
Other expenses	491	518	496	471	461
Total property operating expenses	18,492	18,389	17,448	16,799	18,187
Same-store net operating income (a)	$30,450	$28,862	$28,126	$28,370	$26,547
Same-store NOI margin	62.2%	61.1%	61.7%	62.8%	59.3%
Average occupancy	96.0%	95.9%	95.1%	94.8%	93.8%
Average effective monthly rent, per unit	$1,227	$1,183	$1,161	$1,154	$1,143
Reconciliation of same-store net operating income to net income (loss)
Same-store net operating income	$30,450	$28,862	$28,126	$28,370	$26,547
Non same-store net operating income	6,978	6,126	5,847	5,415	5,325
Other revenue	188	158	301	165	199
Property management expenses	(2,199)	(2,176)	(1,943)	(2,183)	(2,078)
General and administrative expenses	(3,985)	(4,241)	(5,942)	(3,233)	(2,912)
Depreciation and amortization expense	(17,384)	(16,763)	(16,552)	(15,396)	(15,232)
Casualty losses	—	—	(359)	(300)	—
Interest expense	(8,700)	(8,559)	(8,385)	(8,872)	(8,917)
Gain on sale (loss on impairment) of real estate assets, net	11,492	—	—	9,394	(1,840)
Merger and integration costs	(5,276)	—	—	—	—
Net income (loss)	$11,564	$3,407	$1,093	$13,360	$1,092
(a)	Same store portfolio consists of 47 properties, which represent 12,838 units.

SAME STORE PORTFOLIO NET OPERATING INCOME

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021 and 2020

Dollars in thousands, except per unit data

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2021	2020	% change	2021	2020	% change
Revenue:
Rental and other property revenue	$48,942	$44,734	9.4%	$141,767	$131,482	7.8%
Property Operating Expenses:
Real estate taxes	5,384	5,778	-6.8%	17,202	17,293	-0.5%
Property insurance	1,107	1,019	8.6%	3,221	2,830	13.8%
Personnel expenses	4,434	4,293	3.3%	12,507	12,116	3.2%
Utilities	2,584	2,505	3.2%	7,363	7,099	3.7%
Repairs and maintenance	2,124	1,815	17.0%	5,551	4,642	19.6%
Contract services	1,894	1,814	4.4%	5,565	5,253	5.9%
Advertising expenses	474	502	-5.6%	1,415	1,382	2.4%
Other expenses	491	461	6.5%	1,505	1,427	5.5%
Total property operating expenses	18,492	18,187	1.7%	54,329	52,042	4.4%
Same-store net operating income (a)	30,450	$26,547	14.7%	$87,438	$79,440	10.1%
Same-store NOI margin	62.2%	59.3%	2.9%	61.7%	60.4%	1.3%
Average occupancy	96.0%	93.8%	2.2%	95.6%	92.9%	2.7%
Average effective monthly rent, per unit	$1,227	$1,143	7.3%	$1,190	$1,138	4.6%
Reconciliation of same-store net operating income to net income (loss)
Same-store portfolio net operating income	$30,450	$26,547		$87,438	$79,440
Non same-store net operating income	6,978	5,325		18,951	14,964
Other revenue	188	199		647	574
Property management expenses	(2,199)	(2,078)		(6,318)	(6,311)
General and administrative expenses	(3,985)	(2,912)		(14,168)	(11,862)
Depreciation and amortization expense	(17,384)	(15,232)		(50,699)	(45,291)
Abandoned deal costs	—	—		—	(130)
Casualty losses	—	—		(359)	(411)
Interest expense	(8,700)	(8,917)		(25,644)	(27,616)
Gain on sale (loss on impairment) of real estate assets, net	11,492	(1,840)		11,492	(1,840)
Merger and integration costs	(5,276)	—		(5,276)	—
Net income (loss)	$11,564	$1,092		$16,064	$1,517

(a)	Same store portfolio consists of 47 properties, which represent 12,838 units.

NET OPERATING INCOME (NOI) BRIDGE

TRAILING FIVE QUARTERS

Dollars in thousands

	For the Three-Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Rental and other property revenue
Same store (a)	$48,942	$47,251	$45,574	$45,169	$44,734
Non same-store	11,650	10,035	9,237	8,754	9,267
Total rental and other property revenue	60,592	57,286	54,811	53,923	54,001
Property operating expenses
Same store (a)	18,492	18,389	17,448	16,799	18,187
Non same-store	4,672	3,909	3,390	3,339	3,942
Total property operating expenses	23,164	22,298	20,838	20,138	22,129
Net operating income
Same-store (a)	30,450	28,862	28,126	28,370	26,547
Non same-store	6,978	6,126	5,847	5,415	5,325
Total property net operating income	$37,428	$34,988	$33,973	$33,785	$31,872
Reconciliation of NOI to net income (loss)
Total property net operating income	$37,428	$34,988	$33,973	$33,785	$31,872
Other revenue	188	158	301	165	199
Property management expenses	(2,199)	(2,176)	(1,943)	(2,183)	(2,078)
General and administrative expenses	(3,985)	(4,241)	(5,942)	(3,233)	(2,912)
Depreciation and amortization expense	(17,384)	(16,763)	(16,552)	(15,396)	(15,232)
Casualty losses	—	—	(359)	(300)	—
Interest expense	(8,700)	(8,559)	(8,385)	(8,872)	(8,917)
Gain on sale (loss on impairment) of real estate assets, net	11,492	—	—	9,394	(1,840)
Merger and integration costs	(5,276)	—	—	—	—
Net income (loss)	$11,564	$3,407	$1,093	$13,360	$1,092

(a)	Same store portfolio consists of 47 properties, which represent 12,838 units.

SAME-STORE PORTFOLIO NET OPERATING INCOME BY MARKET

THREE MONTHS ENDED SEPTEMBER 30, 2021

Dollars in thousands, except rent per unit

			Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income			Average Occupancy			Average Effective Monthly Rent per Unit
Market	Number of Properties	Units	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change
Raleigh - Durham, NC	6	1,690	$6,694	$6,263	6.9%	$2,199	$2,339	-6.0%	$4,495	$3,924	14.6%	95.7%	94.4%	1.3%	$1,266	$1,191	6.2%
Atlanta, GA	4	1,348	5,642	5,108	10.5%	1,753	1,737	0.9%	3,889	3,371	15.4%	97.0%	94.9%	2.1%	1,358	1,247	8.9%
Memphis, TN	4	1,383	5,485	4,869	12.7%	1,949	1,870	4.2%	3,536	2,999	17.9%	95.4%	93.8%	1.6%	1,295	1,165	11.1%
Columbus, OH	6	1,547	5,390	4,924	9.5%	2,148	2,326	-7.7%	3,242	2,598	24.8%	95.5%	93.6%	1.9%	1,135	1,057	7.4%
Tampa-St. Petersburg, FL	4	1,104	4,726	4,231	11.7%	1,825	1,688	8.1%	2,901	2,543	14.1%	95.7%	93.6%	2.2%	1,409	1,294	8.9%
Louisville, KY	5	1,550	5,219	4,652	12.2%	2,428	2,183	11.2%	2,791	2,469	13.0%	93.8%	88.4%	5.4%	1,062	1,016	4.5%
Dallas, TX	3	734	2,925	2,749	6.4%	1,270	1,286	-1.2%	1,655	1,463	13.1%	97.9%	95.1%	2.8%	1,284	1,216	5.6%
Indianapolis, IN	3	700	2,587	2,373	9.0%	1,070	1,024	4.5%	1,517	1,349	12.5%	96.4%	95.5%	0.9%	1,196	1,096	9.1%
Myrtle Beach, SC - Wilmington, NC	3	628	2,222	2,011	10.5%	727	672	8.2%	1,495	1,339	11.7%	96.0%	95.2%	0.7%	1,137	1,046	8.8%
Charleston, SC	2	518	2,263	2,140	5.7%	998	981	1.7%	1,265	1,159	9.1%	96.4%	94.9%	1.4%	1,370	1,299	5.5%
Oklahoma City, OK	3	701	1,786	1,659	7.7%	731	684	6.9%	1,055	975	8.2%	97.6%	96.6%	1.0%	796	750	6.1%
Orlando, FL	1	297	1,336	1,281	4.3%	554	562	-1.4%	782	719	8.8%	96.5%	94.7%	1.9%	1,483	1,457	1.8%
Charlotte, NC	1	208	1,059	968	9.4%	325	353	-7.9%	734	615	19.3%	96.0%	91.7%	4.3%	1,561	1,458	7.0%
Asheville, NC	1	252	944	881	7.2%	292	278	5.0%	652	603	8.1%	97.9%	96.6%	1.3%	1,205	1,140	5.6%
Huntsville, AL	1	178	664	625	6.2%	223	204	9.3%	441	421	4.8%	97.1%	98.0%	-1.0%	1,168	1,062	10.0%
Total/Weighted Average	47	12,838	48,942	$44,734	9.4%	$18,492	$18,187	1.7%	$30,450	$26,547	14.7%	96.0%	93.8%	2.2%	$1,227	$1,143	7.4%

SAME-STORE PORTFOLIO NET OPERATING INCOME BY MARKET

NINE MONTHS ENDED SEPTEMBER 30, 2021

Dollars in thousands, except rent per unit

			Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income			Average Occupancy			Average Effective Monthly Rent per Unit
Market	Number of Properties	Units	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change
Raleigh - Durham, NC	6	1,690	$19,452	$18,431	5.5%	$6,529	$6,636	-1.6%	$12,923	$11,795	9.6%	95.8%	93.7%	2.1%	$1,228	$1,187	3.4%
Atlanta, GA	4	1,348	16,355	14,980	9.2%	5,321	5,123	3.9%	11,034	9,857	11.9%	96.7%	94.2%	2.5%	1,311	1,238	5.9%
Memphis, TN	4	1,383	15,920	14,025	13.5%	5,552	5,373	3.3%	10,368	8,652	19.8%	96.3%	90.6%	5.8%	1,248	1,160	7.6%
Columbus, OH	6	1,547	15,433	14,381	7.3%	6,644	6,697	-0.8%	8,789	7,684	14.4%	94.6%	93.3%	1.3%	1,104	1,044	5.8%
Louisville, KY	5	1,550	15,113	13,933	8.5%	6,846	6,027	13.6%	8,267	7,906	4.6%	93.1%	88.7%	4.4%	1,039	1,017	2.1%
Tampa-St. Petersburg, FL	4	1,104	13,623	12,155	12.1%	5,458	5,089	7.3%	8,165	7,066	15.6%	94.8%	91.0%	3.8%	1,357	1,272	6.7%
Dallas, TX	3	734	8,480	8,129	4.3%	3,738	3,531	5.9%	4,742	4,598	3.1%	96.3%	95.3%	1.0%	1,252	1,211	3.4%
Indianapolis, IN	3	700	7,553	7,036	7.3%	3,074	2,852	7.8%	4,479	4,184	7.1%	96.7%	95.7%	1.0%	1,151	1,082	6.4%
Myrtle Beach, SC - Wilmington, NC	3	628	6,364	5,767	10.4%	2,097	1,962	6.9%	4,267	3,805	12.1%	95.5%	92.1%	3.4%	1,096	1,039	5.4%
Charleston, SC	2	518	6,586	6,410	2.7%	2,892	2,873	0.7%	3,694	3,537	4.4%	95.8%	94.5%	1.3%	1,340	1,313	2.1%
Oklahoma City, OK	3	701	5,144	4,862	5.8%	2,066	1,902	8.6%	3,078	2,960	4.0%	97.6%	96.4%	1.2%	775	743	4.3%
Orlando, FL	1	297	4,001	3,893	2.8%	1,645	1,525	7.9%	2,356	2,368	-0.5%	96.6%	94.8%	1.8%	1,461	1,479	-1.2%
Charlotte, NC	1	208	3,084	3,043	1.3%	990	1,028	-3.7%	2,094	2,015	3.9%	95.7%	94.2%	1.5%	1,532	1,520	0.8%
Asheville, NC	1	252	2,739	2,632	4.1%	845	821	2.9%	1,894	1,811	4.6%	97.9%	96.2%	1.7%	1,170	1,147	2.0%
Huntsville, AL	1	178	1,920	1,805	6.4%	632	603	4.8%	1,288	1,202	7.2%	97.9%	97.8%	0.1%	1,114	1,041	7.1%
Total/Weighted Average	47	12,838	$141,767	$131,482	7.8%	$54,329	$52,042	4.4%	$87,438	$79,440	10.1%	95.6%	92.9%	2.7%	$1,190	$1,138	4.6%

TOTAL PORTFOLIO NOI EXPOSURE BY MARKET

Dollars in thousands, except rent per unit

					For the Three Months Ended September 30, 2021
Market	Number of Properties	Units	Gross Real Estate Assets	Period End Occupancy	Average Effective Monthly Rent per Unit	Net Operating Income	% of NOI
Atlanta, GA	6	2,020	$264,430	96.6%	$1,323	$5,281	14.1%
Raleigh - Durham, NC	6	1,690	249,887	95.7%	1,266	4,495	12.0%
Memphis, TN	4	1,383	152,457	94.0%	1,295	3,536	9.5%
Dallas, TX	5	1,307	186,483	97.7%	1,449	3,267	8.8%
Columbus, OH	6	1,547	204,920	95.8%	1,135	3,243	8.7%
Louisville, KY	6	1,710	214,411	94.0%	1,066	3,127	8.4%
Tampa-St. Petersburg, FL	4	1,104	159,840	95.7%	1,409	2,902	7.8%
Oklahoma City, OK	5	1,658	80,594	97.1%	738	2,263	6.1%
Indianapolis, IN	4	916	110,217	96.8%	1,145	1,878	5.0%
Huntsville, AL	2	599	92,532	97.6%	1,345	1,787	4.8%
Myrtle Beach, SC - Wilmington, NC	3	628	65,946	96.0%	1,137	1,495	4.0%
Charlotte, NC	2	480	80,383	96.7%	1,363	1,351	3.6%
Charleston, SC	2	518	108,839	96.4%	1,370	1,265	3.4%
Orlando, FL	1	297	49,489	96.5%	1,483	783	2.1%
Asheville, NC	1	252	29,059	97.9%	1,205	652	1.7%
Total/Weighted Average	57	16,109	$2,049,487	96.0%	$1,212	$37,325	100.0%

VALUE ADD SUMMARY

PROJECT LIFE TO DATE AS OF SEPTEMBER 30, 2021

								Renovation Costs per Unit (b)
Property	Market	Percentage Complete	Total Units To Be Renovated	Units Complete	Units Leased	Rent Premium (a)	% Rent Increase	Interior	Exterior	Total	ROI - Interior Costs(c)	ROI - Total Costs (d)

Ongoing
Arbors River Oaks	Memphis, TN	83.8%	191	160	160	249	20.4%	11,489	561	12,050	26.0%	24.8%
Brunswick Point	Myrtle Beach, SC - Wilmington, NC	83.7%	288	241	233	62	6.1%	7,015	56	7,071	10.6%	10.5%
Creekside Corners	Atlanta, GA	80.6%	444	358	345	180	18.7%	9,088	1,314	10,402	23.7%	20.7%
Stonebridge Crossing	Memphis, TN	79.0%	500	395	384	150	17.3%	10,639	1,131	11,771	16.9%	15.3%
Vantage at Hillsborough	Tampa-St. Petersburg, FL	75.9%	348	264	250	190	17.6%	13,944	2,155	16,099	16.3%	14.1%
The Commons at Canal Winchester	Columbus, OH	75.4%	264	199	186	219	24.6%	10,852	402	11,254	24.3%	23.4%
Avalon Oaks	Columbus, OH	66.8%	235	157	153	277	31.7%	11,565	1,021	12,586	28.7%	26.4%
Lucerne	Tampa-St. Petersburg, FL	65.9%	276	182	178	249	21.7%	13,542	634	15,240	22.1%	19.6%
Waterford Landing	Atlanta, GA	60.4%	260	157	149	182	16.3%	8,976	685	9,661	24.3%	22.6%
North Park	Atlanta, GA	54.9%	224	123	123	183	16.6%	8,099	268	8,367	27.1%	26.3%
Rocky Creek	Tampa-St. Petersburg, FL	29.9%	264	79	82	365	26.8%	12,265	960	13,225	35.7%	33.1%
Thornhill	Raleigh-Durham, NC	17.3%	318	55	61	168	14.0%	13,147	1,046	14,193	15.3%	14.2%
Walnut Hill	Memphis, TN	15.5%	362	56	71	437	41.2%	13,388	807	14,195	39.1%	36.9%
Meadows	Louisville, KY	1.8%	400	7	8	271	30.9%	9,324	415	9,739	34.9%	33.4%
Total/Weighted Average			4,374	2,433	2,383	$198	19.4%	$10,719	$875	$11,594	22.2%	20.5%

Future 2022 Projects
Collier Park	Columbus, OH	0.0%	232	0	0	-	0.0%	-	-	-	0.0%	0.0%
Bayview Club	Indianapolis, IN	0.0%	236	0	0	-	0.0%	-	-	-	0.0%	0.0%
Augusta	Oklahoma City, OH	0.0%	197	0	0	-	0.0%	-	-	-	0.0%	0.0%
Invitational	Oklahoma City, OH	0.0%	344	0	0	-	0.0%	-	-	-	0.0%	0.0%
Fox Trails	Dallas, TX	0.0%	286	0	0	-	0.0%	-	-	-	0.0%	0.0%
Total/Weighted Average			1,295	0	0	$-	0.0%	$-	$-	$-	0.0%	0.0%

Completed (f)
Crestmont	Atlanta, GA	100.0%	208	208	207	$154	16.4%	$12,323	$7,742	$20,064	15.0%	9.2%
The Village at Auburn	Raleigh-Durham, NC	98.5%	328	323	306	$183	17.3%	$14,423	$2,108	$16,531	15.2%	13.3%
Pointe at Canyon Ridge	Atlanta, GA	89.5%	494	442	425	$175	17.9%	$9,086	$1,773	$10,859	23.1%	19.3%
Oxmoor	Louisville, KY	88.9%	432	384	374	$182	20.1%	$16,058	$127	$16,471	13.6%	13.2%
Jamestown	Louisville, KY	88.9%	296	263	279	$277	33.3%	$15,753	$5,161	$21,203	21.1%	15.7%
Haverford	Louisville, KY	87.5%	160	140	138	$102	12.0%	$5,646	$798	$6,444	21.8%	19.1%
Schirm Farms	Columbus, OH	85.6%	264	226	217	$92	10.7%	$7,902	$613	$8,514	14.0%	13.0%
			2,182	1,986	1,946	$176	19.1%	$12,188	$2,438	$14,625	17.3%	14.4%

Grand Total/Weighted Average			7,851	4,419	4,329	$188	19.3%	$11,376	$1,407	$12,783	19.8%	17.6%

(a)

The rent premium reflects the per unit per month difference between the rental rate on the renovated unit and the market rent for an unrenovated unit as of the date presented, as determined by management consistent with its customary rent-setting and evaluation procedures.

(b)

Includes all costs to renovate the interior units and make certain exterior renovations, including clubhouses and amenities. Interior costs per unit are based on units leased. Exterior costs per unit are based on total units at the community. Excludes overhead costs to support and manage the value add program as those costs relate to the entire program and cannot be allocated to individual projects.

(c)	Calculated using the rent premium per unit per month, multiplied by 12, divided by the interior renovation costs per unit.
(d)	Calculated using the rent premium per unit per month, multiplied by 12, divided by the total renovation costs per unit.
(e)	We expect these future projects to commence during 2022.
(f)

We consider value add projects completed when over 85% of the property’s units to be renovated have been completed. We continue to renovate remaining unrenovated units as leases expire until we complete 100% of the property’s units.

INVESTMENT ACTIVITY

Dollars in thousands with respect to Contract Price and Price per Unit

Acquisitions 2021	Market	Units	Acquisition Date	Purchase Price	Price per Unit	Average Rent Per Unit
Solis City Park	Charlotte, NC	272	May 18, 2021	$66,544	$245	$1,374
Cyan at Craig Ranch	McKinney, TX	322	June 8, 2021	73,372	$228	1,404
Total		594		$139,916	$236	$1,391

Dispositions 2021	Location	Units	Disposition Date	Sale Price	Price per Unit	Average Rent Per Unit
Kings Landing	St. Louis, MO	152	July 28, 2021	$40,100	$264	$1,457

Total		152		$40,100	$264	$1,457

Assets Held for Sale as of September 30, 2021	Location	Units	Estimated Disposition Date
Crestmont	Atlanta, GA	228	4Q 2021
Creekside Corners	Atlanta, GA	444	4Q 2021
Riverchase	Indianapolis, IN	216	1Q 2022
Heritage Park	Oklahoma City, OK	453	1Q 2022
Raindance	Oklahoma City, OK	504	1Q 2022
Haverford	Louisville, KY	160	1Q 2022

Total		2,005

Investments in Unconsolidated Real Estate Entities	Location	Units	Estimated Delivery Date	Total Construction Budget	Total Project Debt	Total Expected IRT Investment	Current IRT Investment
Metropolis at Innsbrook	Richmond, VA	402	2Q 2023	$83,383	$64,000	$16,430	$12,165
Views of Music City I & II / The Jackson	Nashville, TN	504	1Q 2022	83,074	54,275	14,400	1,395

Total		906		$166,457	$118,275	$30,830	$13,560

DEBT SUMMARY AS OF SEPTEMBER 30, 2021

Dollars in thousands

	Amount	Weighted Average Rate (d)	Type	Weighted Average Maturity (in years)
Debt:
Unsecured credit facility (a)	$137,503	1.4%	Floating	1.6
Unsecured term loans (b)	500,000	1.3%	Floating	3.4
Mortgages (c)	385,508	3.8%	Fixed	2.8
Unamortized deferred financing costs	(4,282)
Total Debt	1,018,729	2.3%		2.9
Market Equity Capitalization, at period end	2,150,162
Total Capitalization	$3,168,891

(a)

Credit facility total capacity is $350,000, comprised entirely of an unsecured revolving line of credit, of which $137,503 was drawn as of September 30, 2021. The maturity date of borrowings under the revolving line of credit is May 9, 2023.

(b)

Comprised of a $200,000 unsecured term loan with a maturity date of January 17, 2024, a $100,000 unsecured term loan with a maturity date of November 20, 2024, and a $200,000 unsecured term loan with a maturity date of May 18, 2026.

(c)	Includes $22,459 of indebtedness associated with real estate held for sale.
(d)

Represents the weighted average of the contractual interest rates in effect as of quarter-end without regard to any interest rate swaps or collars. Our total weighted average effective interest rate during 3Q 2021, after giving effect to the impact of interest rate swaps and collars, was 3.4%.

(e)

As of September 30, 2021, we maintained the following hedges that have effectively fixed a portion of our floating rates debt. Fixed v. Floating percentage above includes impact of future starting swaps.

Hedges:	Notional	Start	End	Swap Rate	Floor Rate	Cap Rate
Collar	$100,000	11/17/2017	11/17/2024	-	1.25%	2.00%
Collar	$150,000	10/17/2018	1/17/2024	-	2.25%	2.50%
Swap	$150,000	6/17/2021	6/17/2026	2.1760%	-	-
Forward starting swap	$150,000	5/17/2022	5/17/2027	0.9850%	-	-

DEBT COVENANT AND UNENCUMBERED ASSET STATS AS OF SEPTEMBER 30, 2021

Dollars in thousands

Debt Covenant Summary (a)	Requirement	Actual	Compliance
Consolidated leverage ratio	≤ 60%	40.0%	Yes
Consolidated fixed charge coverage ratio	≥ 1.5x	2.9	Yes
Unsecured leverage ratio	≤ 60%	42.5%	Yes
Unencumbered asset debt service ratio	≥ 1.3x	2.0	Yes
(a)

For a complete listing of all debt covenants along with definitions of each covenant calculation see the Unsecured Credit Facility and Unsecured Term Loan Agreements, which are included as exhibit 10.1 of the Form 8-K filed on May 18, 2021, and exhibits10.6 and 10.15 of our Form 10-K.

Encumbered & Unencumbered Statistics	Total Units	% of Total	Gross Assets	% of Total	Q3 2021 NOI	% of Total
Unencumbered assets	11,133	69.1%	$1,440,484	68.1%	$25,649	68.5%
Encumbered assets	4,976	30.9%	674,259	31.9%	11,779	31.5%
	16,109	100.0%	$2,114,743	100.0%	$37,428	100.0%

Definitions

Average Effective Monthly Rent per Unit

Average effective rent per unit represents the average of gross rent amounts, divided by the average occupancy (in units) for the period presented. We believe average effective rent is a helpful measurement in evaluating average pricing. This metric, when presented, reflects the average effective rent per month.

Average Occupancy

Average occupancy represents the average occupied units for the reporting period divided by the average of total units available for rent for the reporting period.

EBITDA and Adjusted EBITDA

Each of EBITDA and Adjusted EBITDA is a non-GAAP financial measure. EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before certain other non-cash or non-operating gains or losses related to items such as asset sales, debt extinguishments and acquisition related debt extinguishment expenses, casualty losses, and abandoned deal costs. We consider each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of performance because it eliminates interest, income taxes, depreciation and amortization, and other non-cash or non-operating gains and losses, which permits investors to view income from operations without these non-cash or non-operating items. Our calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, our Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs.

Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”)

We believe that FFO and Core FFO (“CFFO”), each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and us in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles. While our calculation of FFO is in accordance with NAREIT’s definition, it may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to FFO computations of such other REITs.

We updated our definition of CFFO during Q1 2021 to the definition described below. All prior periods have been adjusted to conform to the current CFFO definition.

CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including depreciation and amortization of other items not included in FFO, and other non-cash or non-operating gains or losses related to items such as merger and integration costs, casualty losses, abandoned deal costs and debt extinguishment costs from the determination of FFO.

Our calculation of CFFO may differ from the methodology used for calculating CFFO by other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance, and believe they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash or non-recurring items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and our operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we believe that FFO and CFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Accordingly, FFO and CFFO do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization and capital improvements. Neither FFO nor CFFO should be considered as an alternative to net income or any other GAAP measurement as an indicator of our operating performance or as an alternative to cash flow from operating, investing, and financing activities as a measure of our liquidity.

Interest Coverage

Interest coverage is a ratio computed by dividing Adjusted EBITDA by interest expense.

Net Debt

Net debt, a non-GAAP financial measure, equals total debt less cash and cash equivalents. The following table provides a reconciliation of total debt to net debt (Dollars in thousands).

We present net debt because management believes it is a useful measure of our credit position and progress toward reducing leverage. The calculation is limited because we may not always be able to use cash to repay debt on a dollar for dollar basis.

	As of
	September 30, 2021	June 30, 2021	March 31, 2021	December 30, 2020	September 30, 2020
Total debt (a)	$1,018,729	$1,056,463	$947,631	$945,686	$1,004,237
Less: cash and cash equivalents	(8,720)	(7,566)	(8,653)	(8,751)	(9,891)
Total net debt	$1,010,009	$1,048,897	$938,978	$936,935	$994,346
(a)	Includes indebtedness associated with real estate held for sale.

Same Store Portfolio Net Operating Income

We believe that Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization, casualty related costs, property management expenses, general administrative expenses, interest expense, and net gains on sale of assets.

Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non same store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.

Same Store Properties and Same Store Portfolio

We review our same store portfolio at the beginning of each calendar year. Properties are added into the same store portfolio if they were owned at the beginning of the previous year. Properties that are held-for-sale or have been sold are excluded from the same store portfolio.

Total Gross Assets

Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets. The following table provides a reconciliation of total assets to total gross assets (Dollars in thousands).

	As of
	September 30, 2021	June 30, 2021	March 31, 2021	December 30, 2020	September 30, 2020
Total assets	$1,846,911	$1,875,122	$1,728,016	$1,734,897	$1,700,428
Plus: accumulated depreciation	247,563	237,684	223,187	208,618	200,258
Plus: accumulated amortization	20,269	20,215	19,776	19,380	19,827
Total gross assets	$2,114,743	$2,133,021	$1,970,979	$1,962,895	$1,920,513